UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 15, 2021
DEXCOM, INC.
(Exact Name of the Registrant as Specified in Its Charter)

Delaware	000-51222	33-0857544
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
6340 Sequence Drive, San Diego, CA 92121
(Address of Principal Executive Offices, Including Zip Code)
(858) 200-0200
(Registrant’s Telephone Number, Including Area Code)
(Former Name, Former Address, and Former Fiscal Year, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 Par Value Per Share	DXCM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐
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ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 15, 2021, the Compensation Committee (the “Committee”) of the Board of Directors of DexCom, Inc. (the “Company”) approved the following grants of restricted stock units (the “RSUs”) to certain of our named executive officers under the Company’s Amended and Restated 2015 Equity Incentive Plan (the “Plan”) to incentivize employee retention. The grant date of the RSUs shall be December 15, 2021 (the “Grant Date”).

Officer	Title	RSU Grant*
Jacob Leach	EVP, Chief Technology Officer	2,925
Jereme Sylvain	EVP, Chief Financial Officer	2,925

*The RSUs shall begin vesting on the Grant Date with 50% of the total number of RSUs vesting on December 15, 2023 and 12.5% of the total number of RSUs vesting on each of March 8, 2024, June 8, 2024, September 8, 2024 and December 15, 2024, subject to the grantee’s continued Service (as defined in the Plan) and further subject to any applicable vesting acceleration provisions as are currently applicable to each grantee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEXCOM, INC.

By:	/s/ KEVIN R. SAYER Kevin R. Sayer Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)

Date:	December 17, 2021